                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

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/ / Preliminary Proxy Statement
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    (as permitted by Rule 14a-6(e)(2))
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/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240a-12


                            NEOSE TECHNOLOGIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    ___________________________________________________________________________

                            Neose Technologies, Inc.




                                  [NEOSE LOGO]




                                 102 Witmer Road
                           Horsham, Pennsylvania 19044





April 27, 2001

Dear Stockholder:

         You are invited to attend the Annual Meeting of Stockholders of Neose Technologies, Inc. on June 20, 2001. You will have the opportunity to ask questions and make comments. Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy voting card, and 2000 Annual Report to Stockholders.

         At this year's meeting, you will be asked to elect eight directors to serve a term of one year each and to increase the number of shares issuable under our Amended and Restated 1995 Stock Option/Stock Issuance Plan.

         I hope that you attend the meeting. Whether or not you plan to be with us, please sign, date, and return your voting card promptly in the enclosed envelope.

Sincerely,

/s/ Stephen Roth

Stephen Roth
Chairman and Chief Executive Officer

                            Neose Technologies, Inc.




                                  [NEOSE LOGO]





                                 102 Witmer Road
                           Horsham, Pennsylvania 19044



                    Notice of Annual Meeting of Stockholders
                            to be held June 20, 2001


To the Stockholders of Neose Technologies, Inc.:

         The 2001 Annual Meeting of Stockholders will be held at our office at 102 Witmer Road, Horsham, Pennsylvania on Wednesday, June 20, 2001 at 1:00 p.m. During the Annual Meeting, stockholders will be asked to:

1. Elect eight directors to serve for a term of one year or until the election and qualification of their successors;

2. Approve an amendment to our Amended and Restated 1995 Stock Option/Stock Issuance Plan to increase by 700,000 shares the number of shares issuable under the stock option plan; and

3.       Transact any other business properly brought before the Annual Meeting.

         If you are a stockholder as of April 23, 2001, you may vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about May 1, 2001.

By order of the Board of Directors

/s/ Stephen Roth

Stephen Roth
Chairman and Chief Executive Officer

                                 Proxy Statement

         This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about May 1, 2001, to owners of shares of common stock of Neose Technologies, Inc. in connection with the solicitation of proxies by the Board of Directors for our Annual Meeting of Stockholders. This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.


                                    Contents

Questions and Answers.............................................................................................2
Proposal 1-- Election of Directors................................................................................6
Summary Compensation Table........................................................................................9
Employment Agreements.............................................................................................9
Option Grant Table...............................................................................................10
Aggregrated Fiscal Year-End Option Values........................................................................11
Report of the Compensation Committee.............................................................................11
Common Stock Performance Graph...................................................................................13
Report of the Audit Committee....................................................................................13
Section 16(a) Beneficial Ownership Reporting Compliance..........................................................14
Stock Ownership of our Directors, Executive Officers, and 5% Beneficial Owners...................................15
Certain Relationships and Related Transaction....................................................................16
Proposal 2-- Amendment to our Amended and Restated 1995 Stock Option/Stock Issuance Plan.........................17
Independent Certified Public Accountants.........................................................................23
Requirements for Advance Notification of Nominations and Stockholder Proposals...................................23

                              Questions and Answers

Q.       What am I voting on?

A.       1.   The election of eight directors for a one-year term or until the election and qualification of their successors.
         2.   An amendment to our Amended and Restated 1995 Stock Option/Stock
              Issuance Plan to increase by 700,000 shares the number of shares issuable under the stock option plan.
         3.   Any other business that properly comes before the meeting for a vote.

Q. Who is entitled to vote at the Annual Meeting, and how many votes do they have?

A. Common stockholders of record at the close of business on April 23, 2001 may vote at the Annual Meeting. Each share has one vote. There were 14,013,793 shares of common stock outstanding on April 23, 2001. From June 10, 2001 through June 20, 2001, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call A. Brian Davis, our Corporate Secretary, at (215) 441-5890 to arrange a visit to our offices.

Q.       How do I vote?

A. You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Because many of our stockholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our stockholders to enable them to be represented and to vote at the Annual Meeting.

Q.       What is a proxy?

A. A proxy is a person you appoint to vote on your behalf. If you are unable to attend the Annual Meeting, we are seeking your appointment of proxies so that your shares of common stock may be voted. You must complete and return the enclosed proxy card to have your shares voted by proxy.

Q. By completing and returning this proxy card, who am I designating as my proxy?

A. You will be designating Stephen Roth, our Chairman and Chief Executive Officer, and Sherrill Neff, our President, Chief Operating Officer, and Chief Financial Officer, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Q.       How will my proxy vote my shares?

A. Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on business matters, your proxy will vote "FOR" Proposals 1 and 2. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

Q.       How do I vote using my proxy card?

A. If you do not vote in person at the Annual Meeting, you may vote by mail by returning the enclosed proxy card to us. To vote by mail, simply mark, sign, and date the enclosed proxy card, and return it in the enclosed postage-paid envelope. Alternatively, you may deliver your proxy card to us in person, by facsimile, or by a courier.

Q.       What if my shares are held in "street name"?

A. If you hold your shares in "street name" through a broker or other nominee, you will receive separate instructions from the nominee describing how to vote your shares. If you do not give your broker or nominee specific instructions for either proposal, your broker is entitled to vote your shares in favor of each proposal. Shares represented by such "broker non-votes" will also be counted in determining whether there is a quorum.

Q.       How do I revoke my proxy?

A. You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

         o Notifying our Corporate Secretary, A. Brian Davis, in writing at 102 Witmer Road, Horsham, PA 19044, that you are revoking your proxy;
         o  Executing a new proxy card; or
         o  Attending and voting by ballot at the Annual Meeting.

Q.       Is my vote confidential?

A. Yes, only certain employees will have access to your proxy card. All comments remain confidential, unless you ask that your name be disclosed.

Q.       Who will count the votes?

A. An officer of Neose Technologies, Inc. will act as the inspector of election and count the votes.

Q.       What constitutes a quorum?

A. A majority of the outstanding shares, either present or represented by proxy, constitutes a quorum. As of April 23, 2001, there were 14,013,793 shares of common stock issued, outstanding, and entitled to vote at the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q.       How will my vote be counted?

A. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes cast at the annual meeting. You may choose to vote, or withhold your vote, separately for each nominee. Votes that are withheld will have no effect on the results of the vote. Brokers that do not receive instructions are entitled to vote those shares for the election of the directors.

         For Proposal 2, an amendment to our Amended and Restated 1995 Stock Option/Stock Issuance Plan:

         o You may abstain, and your abstention will have the same effect as a vote against Proposal 2; and
         o If you hold your shares through a broker in "street name" and you do not give instructions to your broker to vote your shares with respect to Proposal 2, your broker is entitled to vote those shares on the proposal to approve the amendment to our option plan. If your broker fails to vote your shares in this instance, there will be no effect on the vote because "broker non-votes" are not considered present at the meeting.

Q.       What percentage of our common shares do the directors and officers own?

A. As of April 23, 2001, our directors and executive officers beneficially owned approximately 22.5% of our common shares. See the discussion under the heading "Stock Ownership of our Directors, Executive Officers, and 5% Beneficial Owners" on page 15 for more details.

Q. Who is soliciting my proxy, how is it being solicited, and who pays the cost?

A. Neose Technologies, Inc., on behalf of the Board of Directors, through its directors, officers, and employees, is soliciting proxies primarily by mail. In addition, proxies may also be solicited in person, by telephone, or facsimile. Morrow & Co., Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $4,500, plus out-of-pocket expenses. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common shares.

Q.       When are stockholder proposals for next year's Annual Meeting due?

A. To be included in the mailing of the Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy voting card for next year's annual meeting, proposed stockholder proposals must be sent by December 29, 2001 to our Corporate Secretary, at 102 Witmer Road, Horsham, PA 19044. Proposed stockholder proposals for next year's Annual Meeting that are not intended for inclusion in the Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy voting card must be received by February 1, 2002 by our Corporate Secretary. You should submit any proposal by a method that permits you to prove the date of delivery to us. See the discussion under the heading "Requirements for Advance Notification of Nominations and Stockholder Proposals" on page 22 for information regarding certain procedures with respect to stockholder proposals and nominations of directors.

Q. Who are the Company's Independent Public Accountants, and will they be represented at the Annual Meeting?

A. Arthur Andersen LLP has served as our independent public accountants and auditors since 1994, and we have selected them to serve as our auditor for 2001. We expect a representative of Arthur Andersen LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires, and be available to answer questions.

Q.       How may I obtain a copy of the Company's Form 10-K?

A. You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, by writing to our Corporate Secretary at 102 Witmer Road, Horsham, Pennsylvania, 19044 or via e-mail at info@neose.com.

                       Proposal 1 -- Election of Directors

         The Board of Directors has eight members. Each member has been nominated for re-election, and has agreed, if elected, to serve a one-year term or until the election and qualification of his successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

         If a quorum is present at the Annual Meeting, then a plurality of all votes cast at the meeting will be sufficient to elect a director. There is no cumulative voting in the election of directors.

         The Board of Directors recommends a vote "FOR" each of the nominees.

         Stephen A. Roth, 58, has served on our Board since 1989, and as Chairman and Chief Executive Officer since August 1994. Dr. Roth co-founded Neose, and from 1992 until August 1994, he served as Senior Vice President, Research and Development and Chief Scientific Officer. Dr. Roth was on the faculty of the University of Pennsylvania from 1980 to 1994, and was Chairman of Biology from 1982 to 1987. Dr. Roth received his A.B. in biology from The Johns Hopkins University, and his Ph.D. in developmental biology from the Case Western Reserve University. He completed his post-doctorate training in carbohydrate chemistry at The Johns Hopkins University.

         P. Sherrill Neff, 49, has served on our Board since 1994, as President and Chief Financial Officer since December 1994, and as Chief Operating Officer since April 2000. From 1993 to December 1994, Mr. Neff was Senior Vice President, Corporate Development, at U.S. Healthcare, Inc., a managed healthcare company. From 1984 to 1993, he worked at Alex. Brown & Sons Incorporated, an investment banking firm, where he held a variety of positions, most recently as Managing Director and Co-Head of the Financial Services Group. Mr. Neff is a director of Resource America, Inc., a publicly held energy and real estate finance company. Mr. Neff is also on the board of directors of the Pennsylvania Biotechnology Association, the University City Science Center, and the Biotechnology Institute. Mr. Neff received his B.A. in religion from Wesleyan University, and his J.D. from the University of Michigan Law School.

         William F. Hamilton, 63, has served on our Board since 1991. Dr. Hamilton has served on the University of Pennsylvania faculty since 1967, and is the Landau Professor of Management and Technology, and Director of the Jerome Fisher Program in Management and Technology at The Wharton School and the School of Engineering and Applied Science. He serves as a director of the following publicly-held companies: Digital Lightwave, Inc., a manufacturer of telecommunications test equipment; Hunt Manufacturing Co., a manufacturer of art and office supplies; and Marlton Technologies, Inc., a trade show supply company. Dr. Hamilton received his B.S. and his M.S. in chemical engineering and his M.B.A. from the University of Pennsylvania, and his Ph.D. in applied economics from the London School of Economics.

         Douglas J. MacMaster, Jr., 70, has served on our Board since 1993. Mr. MacMaster served as Senior Vice President of Merck & Co., Inc. from 1988 to 1992, where he was responsible for worldwide chemical and pharmaceutical manufacturing, the Agvet Division, and the Specialty Chemicals Group. From 1985 to 1988, Mr. MacMaster was President of the Merck Sharp Dohme Division of Merck. Mr. MacMaster serves as a director of the following publicly held companies:
Stratton Mutual Funds, and Martek Biosciences Corp., a biological products manufacturing company. He received his B.A. from St. Francis Xavier University, and his J.D. from Boston College Law School.

         Mark H. Rachesky, 42, has served on our Board since 1999. Dr. Rachesky is the founder and President of MHR Fund Management LLC and affiliates, investment managers of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. From 1990 through June 1996, Dr. Rachesky was employed by Carl C. Icahn, initially as a senior investment officer and for the last three years as sole Managing Director of Icahn Holding Corporation, and acting chief investment advisor. Dr. Rachesky is currently on the board of directors of Samsonite Corporation and Keryx Biopharmaceuticals, Inc. Dr. Rachesky is a graduate of Stanford University School of Medicine, and Stanford University School of Business. Dr. Rachesky graduated from the University of Pennsylvania with a major in Molecular Aspects of Cancer.

         Lindsay A. Rosenwald, 46, has served on our Board since 1989, and served as our Chairman until August 1994. He is an investment banker, a venture capitalist, and a fund manager. Dr. Rosenwald has served as Chairman of Paramount Capital, Inc., an NASD member broker dealer, since 1992; Chairman of Paramount Capital Investments, LLC, a venture capital firm, since 1996; and Chairman of Paramount Capital Asset Management, Inc., which manages the investment of several funds specializing in the biotechnology sector, since 1994. He is a director of Interneuron Pharmaceuticals, Inc. and Keryx Biopharmaceuticals, Inc., each of which is a publicly-held biotechnology company. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University, and his M.D. from Temple University School of Medicine.

         Lowell E. Sears, 50, has served on our Board since 1994. He has been a private investor involved in portfolio management and life sciences venture capital since April 1994. From 1988 until April 1994, Mr. Sears was Chief Financial Officer of Amgen Inc., a pharmaceutical company, and from 1992 until 1994, he also served as Senior Vice President responsible for the Asia-Pacific region. Mr. Sears is a director of Techne Corp. and Dendreon Corporation, each of which is a publicly-held biotechnology company. Mr. Sears received his B.A. in economics from Claremont McKenna College, and his M.B.A. from Stanford University.

         Jerry A. Weisbach, 67, has served on our Board since 1993. From 1988 to 1994, he served as Director of Technology Transfer and Adjunct Professor at The Rockefeller University. Dr. Weisbach served as Vice President of Warner-Lambert Company from 1981 to 1987 and President, Pharmaceutical Research Division from 1979 to 1987, where he was responsible for all pharmaceutical research and development activities. Dr. Weisbach serves as a director of Inkine Pharmaceutical Company, a publicly-held biotechnology company. Dr. Weisbach received his B.S. in chemistry from Brooklyn College, and his M.A. and his Ph.D. in chemistry from Harvard University.

How are directors nominated?

         The Board of Directors has nominated each current director to stand for re-election. See the discussion under the heading "Requirements for Advance Notification of Nominations and Stockholder Proposals" on page 22 for information about procedures for stockholder nomination of directors.

How are directors compensated?

         Directors who are also Neose employees receive no additional compensation for serving as a director. Non-employee directors receive:

         o A $14,000 annual retainer, which may be applied, in whole or in part, toward the acquisition of an option to purchase shares of our common stock;

         o Reimbursement for reasonable travel expenses incurred for their attendance at meetings of the Board of Directors;
         o   Consulting fees of $2,000 per day of additional service; and
         o Upon initial election or appointment to the Board of Directors, an option to purchase 16,666 shares of common stock and upon re-election to the Board of Directors, an option to purchase 10,000 shares of common stock. Each automatic option grant has an exercise price equal to the fair market value on the date of grant. Each automatic grant is immediately exercisable, and has a term of ten years, subject to earlier termination, following the director's cessation of service on the Board of Directors. Any shares purchased upon exercise of the option are subject to repurchase should the director's service as a non-employee director cease prior to vesting of the shares.
             The initial automatic option grant of 16,666 shares vests in successive equal, annual installments over the director's initial four-year period of Board service. Each annual automatic option grant vests upon the director's completion of one year of service on the Board of Directors, as measured from the grant date. Each outstanding option vests immediately, however, upon certain changes in the ownership or control of Neose.

What are the committees of our Board of Directors?

         The Board of Directors has a Compensation Committee and an Audit Committee.

         o The Compensation Committee consists of Dr. Hamilton, Mr. MacMaster, and Dr. Rosenwald, each of whom is a non-employee director.
             The Compensation Committee determines the compensation of the Chief Executive Officer and the President, and reviews and takes action on the recommendation of the Chief Executive
             Officer as to the appropriate compensation of other officers.
             The Compensation Committee is primarily responsible for the administration of our Amended and Restated 1995 Stock
             Option/Stock Issuance Plan, under which option grants and stock issuances may be made to all employees, including executive officers, as well as non-employee directors and consultants. There are no compensation committee interlocks between our company and other entity involving our company's or such other entity's executive officers or board members.
         o   The Audit Committee consists of Mr. Sears, Dr. Hamilton, and
             Mr. MacMaster, each of whom is a non-employee director. The Audit Committee reviews with our auditors the plan and results of their audit and the adequacy of our systems of internal accounting controls and management information systems. In addition, the Audit Committee reviews the independence of the auditors and their fees for services rendered to Neose.

How many Board and Committee Meetings were held during 2000?

         During 2000, the Board of Directors held 6 meetings, the Audit Committee held 3 meetings, and the Compensation Committee held one meeting. Each director attended at least 75% of the meetings of the Board of Directors, and all of his appropriate committee meeting(s).

                           Summary Compensation Table


         The following table provides information about all compensation earned in 2000, 1999, and 1998 by our Chief Executive Officer and other three executive officers.


                                                                                     Long-term
                                                                                    Compensation
                                                   Annual Compensation                 Shares
                                                   -------------------               Underlying            All Other
Name and Principal Position              Year      Salary      Bonus                Options (#)        Compensation (1)
---------------------------              ----      ------      -----                -----------        ----------------

Stephen A. Roth                          2000         $274,294        $109,718             50,000             $ 5,472(2)
   Chairman and Chief Executive          1999          263,744          65,936             30,000               5,432(2)
     Officer                             1998          253,600          63,400             60,000               5,432(2)

P. Sherrill Neff                         2000          268,237         107,295             50,000               5,472(3)
   President, Chief Operating            1999          257,920          64,480             30,000               5,432(3)
     Officer, and Chief Financial        1998          248,000          62,000             60,000               5,432(3)
     Officer

Edward J. McGuire                        2000          166,400          33,280             15,000               4,629(4)
   Vice President, Research and          1999          160,000          32,000             12,500               4,632(4)
     Development                         1998          150,000          30,000             15,000               4,235(4)

David A. Zopf                            2000          180,303          54,091             25,000               4,962(5)
   Vice President, New Product           1999          173,368          34,674             12,500               4,966(5)
     Development                         1998          166,700          33,340             15,000               4,635(5)


(1) Includes $432 in each of 2000, 1999, and 1998 in premiums paid by us for group term life insurance.
(2) Includes $5,040, $5,000, and $5,000 of matching contributions in 2000, 1999, and 1998, respectively, to Dr. Roth's account in our 401(k) plan.
(3) Includes $5,040, $5,000, and $5,000 of matching contributions in 2000, 1999, and 1998, respectively, to Mr. Neff's account in our 401(k) plan.
(4) Includes $4,197, $4,200, and $3,803 of matching contributions in 2000, 1999, and 1998, respectively, to Dr. McGuire's account in our 401(k) Plan.
(5) Includes $4,530, $4,534, and $4,203 of matching contributions in 2000, 1999, and 1998, respectively, to Dr. Zopf's account in our 401(k) Plan.

                              Employment Agreements

         In December 1994, we entered into an employment agreement for an initial period of three years (with automatic one-year extensions) with P. Sherrill Neff, our President, Chief Operating Officer, and Chief Financial Officer. Under this agreement, which includes our standard non-competition and confidentiality agreement:

         o Mr. Neff is to receive a minimum base salary of $225,000 per year, and a performance incentive bonus of up to 50% of base salary at the discretion of the Compensation Committee;
         o The Board of Directors granted Mr. Neff options, which are now fully vested, to purchase 100,000 shares of common stock at an exercise price of $5.70 per share; and
         o We are required to continue to pay Mr. Neff for the shorter of 12 months after termination or the amount of time remaining in his employment term if Mr. Neff is:

         o Involuntarily terminated without cause (as defined in the agreement); or
         o Terminated voluntarily or involuntarily following certain changes of control of Neose or a sale of all or substantially all of our assets in a complete liquidation or dissolution.

         In April 1992, we entered into a one-year employment agreement, extendable in one-year increments, with David A. Zopf, our Vice President, New Product Development. The agreement has been extended through March 31, 2002. The agreement currently provides for an annual base salary of $180,303 and a bonus of up to 25% of base salary at the discretion of the Chief Executive Officer. In connection with the original agreement, the Board of Directors granted Dr. Zopf options, which are now fully vested, to purchase 26,666 shares of common stock at the fair market value on the date of grant. The agreement contains certain restrictive covenants, including provisions relating to non-competition, non-solicitation, and the non-disclosure of proprietary information during his employment with Neose and for specified periods thereafter.

                               Option Grant Table

         The following table provides information about grants of stock options made during 2000 to each of the executive officers named in our Summary Compensation Table.



                                                Individual Grants
                          -----------------------------------------------------------------      Potential Realizable Value
                              Number of                                                          at Assumed Annual Rates of
                                Shares          Percentage of                                   Stock Price Appreciation for
                              Underlying        Total Options                                        Option Term (2)
                               Options           Granted to        Exercise   Expiration        ----------------------------
Name                         Granted (1)          Employees         Price        Date               5%               10%
----                         -----------          ---------         ------     --------         -----------      -----------

Stephen A. Roth....            50,000               9.2%            $28.75     12/21/10         $ 904,036      $ 2,291,005

P. Sherrill Neff...            50,000               9.2              28.75     12/21/10           904,036        2,291,005

Edward J. McGuire..            15,000               2.8              28.75     12/21/10           271,211          687,301

David A. Zopf......            25,000               4.6              28.75     12/21/10           452,018        1,145,502

------------
(1) Each option has a term of ten years from the date of grant and vests ratably over a four-year period, beginning on the first anniversary of the date of grant.
(2) The potential realizable value of each grant is calculated assuming that the market price per share of common stock appreciates at annualized rates of 5% and 10% over the ten-year option term. The results of these calculations are based on rates set forth by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the price of our common stock.

                    Aggregated Fiscal Year-End Option Values

         The following table provides information about the exercise of stock options during 2000 and the value of stock options unexercised at the end of 2000 for the executive officers named in our Summary Compensation Table. The value of unexercised stock options is calculated by multiplying the number of option shares by the differences between the option exercise price and the year-end stock price.

                                                                   Number of Shares
                             Number of                         Underlying Unexercised          Values of Unexercised
                               Shares                                 Options                   In-The-Money Options
                            Acquired On       Value         ----------------------------    ----------------------------
      Name                    Exercise      Realized        Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------         --------      --------        -----------    -------------    -----------    -------------
Stephen A. Roth.....              --       $     --           293,333        125,000        $5,398,264     $1,397,500
P. Sherrill Neff....              --             --           385,000        125,000         7,865,150      1,397,500
Edward J. McGuire...          19,000        541,263            65,875         35,625         1,521,669        460,781
David A. Zopf.......           7,552        148,088            65,240         45,625         1,525,457        503,281


The following Report of the Compensation Committee, Common Stock Performance Graph, and Report of the Audit Committee shall not be deemed incorporated by reference into any previous or subsequent filing with the Securities and Exchange Commission, except to the extent that we specifically incorporate them by reference in any such document.

                      Report of the Compensation Committee


What is our compensation philosophy?

         Our philosophy is to provide competitive compensation levels and, where appropriate, align compensation of senior management with the long-term interests of our stockholders. We determine the compensation of the senior management team by evaluating our corporate performance, as well as each executive officer's own level of performance.

What is the structure of our executive compensation?

         The elements of our executive compensation programs are:

         o   Base salary;
         o   Annual cash bonuses; and
         o   Annual long-term stock-based incentives.

         We have structured our compensation plan to provide incentives for senior management performance that promote continuing improvements in our corporate performance and stock price over both the short- and long-term.

How do we determine base salaries?

         We determine base salaries by each individual's experience and personal performance, and by comparisons to similar positions within the biotechnology industry. Base salaries are reviewed annually based on the criteria mentioned above. The 2000 base salaries for our executive officers were approximately 4% higher than their 1999 base salaries.

How do we determine annual bonuses?

         We base the amount of the award to each executive officer on a combination of our overall performance and the individual's performance. The Compensation Committee approved bonuses in 2000 to our executive officers totaling $304,384, which was approximately $107,294, or 54%, higher than bonuses approved by the Compensation Committee to our executive officers in 1999. The Compensation Committee considered our corporate performance and each individual's contributions to our success in determining the bonus amounts.

How is compensation used to ensure senior management is focused on long-term results?

         We use stock options to provide long-term incentives to our executive officers. The Compensation Committee approves all grants of stock options to executive officers. These stock option grants are designed to align the interests of each executive officer with those of our other stockholders. Each option is exercisable over a ten-year period at the market price on the date of grant. Each option becomes exercisable in installments over a four-year vesting period. The option will provide a benefit to the executive officer only if he or she remains employed by Neose during the vesting period, and then only if the market price of our common stock increases. Excluding the options granted to Eric L. Sichel in connection with his joining Neose, the Compensation Committee approved grants of options during 2000 to executive officers to purchase 140,000 shares of common stock, which were 55,000, or 65%, more option shares than were granted by the Compensation Committee to executive officers during 1999. We based the number of shares granted to each executive officer on a combination of our overall performance and the individual's performance, as well as the size of option grants made to executive officers of comparable biotechnology companies.

How do we determine the compensation of our Chief Executive Officer?

         Dr. Roth was our Chief Executive Officer during 2000. His compensation is determined by establishing a base salary competitive with those paid by other biotechnology companies, and making a significant percentage of his total compensation package contingent upon corporate and individual performance. The Compensation Committee set Dr. Roth's base salary at $274,294 for 2000. His 2000 bonus of $109,718 was based on the Compensation Committee's assessment of Dr. Roth's individual performance and his contribution to our corporate performance. The Compensation Committee granted Dr. Roth options in 2000 to purchase 50,000 shares of common stock. The grant was designed to provide Dr. Roth with a continuing incentive to remain with Neose and contribute to our corporate success.

What is the impact of Internal Revenue Code Section 162(m)?

         Under Section 162(m) of the Internal Revenue Code, we will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per executive officer in any one year. Compensation that qualifies as performance-based compensation is not taken into account for purposes of the limitation. The definition of performance-based compensation includes compensation deemed paid in connection with the exercise of certain stock options. The exercised stock options must have an exercise price equal to the fair market value of the option shares on the grant date to qualify as performance-based compensation. Our Amended and Restated 1995 Stock Option/Stock Issuance Plan is intended to assure that the exercise of such stock options will qualify as performance-based compensation.

         Because it is unlikely that the cash compensation payable to any of our executive officers will soon approach the $1 million limit, the Compensation Committee has decided not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

Compensation Committee of the Board of Directors

William F. Hamilton, Chairman
Douglas J. MacMaster, Jr.
Lindsay A. Rosenwald

                         Common Stock Performance Graph

         The following graph assumes $100 was invested on February 16, 1996, the date of our initial public offering, in our common stock. The graph compares the cumulative return, which includes the reinvestment of dividends, of this investment with an equivalent investment on that date in the Nasdaq Stock Market
- U.S. Index (the "Nasdaq Composite") or the Nasdaq Stock Market Biotech Index (the "Nasdaq Biotech Index").


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                       Ntec                   Nasdaq                 Biotech
--------------------------------------------------------------------------------

    02/16/1996         100                      100                     100
    12/31/1996         144                   118.37                   91.11
    12/31/1997         122                   143.98                   93.05
    12/31/1998       112.5                   201.03                  134.25
    12/31/1999         115                   373.09                  272.85
    12/31/2000         264                   226.51                  335.58
--------------------------------------------------------------------------------



                          Report of the Audit Committee

         Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We are not professionally engaged in the practice of accounting or auditing, however, and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. A copy of the Charter of the Audit Committee is appended as Appendix A to this Proxy Statement.

         The Audit Committee has reviewed and discussed the audited financial statements of the Company with the auditors, with and without management present. The Audit Committee has discussed with the independent auditors, Arthur Andersen LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Arthur Andersen LLP their independence.

         Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Audit Committee of the Board of Directors

Lowell E. Sears, Chairman
William F. Hamilton
Douglas J. MacMaster, Jr.


             Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of reports of stock ownership (and changes in stock ownership) and written representation received by us, we believe that our directors and executive officers met all of their filing requirements under
Section 16(a) of the Securities and Exchange Act of 1934 during the year ended December 31, 2000, except that Eric L. Sichel, an executive officer of the Company, failed to report in a timely fashion his ownership of 4,000 shares on November 28, 2000, the date he became an executive officer of Neose.

              Stock Ownership of our Directors, Executive Officers,
                            and 5% Beneficial Owners

         The following table shows information, as of April 23, 2001, about the beneficial ownership (as defined under the regulations of the Securities and Exchange Commission) of our common stock by:

         o Each person we know to be the beneficial owner of at least five percent of our common stock;
         o   Each director (all of whom are nominees for re-election);
         o   Each executive officer named in our Summary Compensation Table; and
         o   All directors and executive officers as a group.

         As of April 23, 2001, there were 14,013,793 shares of our common stock outstanding. To calculate a shareholder's percentage of beneficial ownership, we must include in the numerator and denominator those shares underlying options that a person has the right to acquire upon the exercise of stock options within 60 days of April 23, 2001. Options held by other shareholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our shareholders may differ. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person's name.

                                                    Number of Shares
                                                    of Common Stock   Percent of
                                                      Beneficially      Shares
Name of Beneficial Owner                                 Owned       Outstanding
------------------------                            ---------------- -----------
Kopp Investment Advisors, Inc. (1)
7701 France Avenue South
Suite 500
Edina, MN 55455....................................    2,096,350          15.0%

Larry N. Feinberg (2)
c/o Oracle Partners
712 Fifth Avenue
45th Floor
New York, NY 10019.................................      886,400           6.3%

Emerald Advisors, Inc. (3)
1703 Oregon Pike
Lancaster, PA  17601...............................      697,439           5.0%

Directors and Executive Officers

Lindsay A. Rosenwald, M.D. (4)(5)
       c/o Paramount Capital, Inc.
       787 7th Avenue
       New York, NY 10019..........................    1,190,873           8.5%

Mark H. Rachesky, M.D. (4)(6)
       c/o MHR Fund Management LLC
       40 West 57th Street, 33rd Floor
       New York, NY  10019.........................      761,308           5.4%

Stephen A. Roth, Ph.D. (4)(7)......................      507,224           3.5%

P. Sherrill Neff (4)(8)............................      401,724           2.8%
Edward J. McGuire, Ph.D. (4)(9)....................      147,251           1.0%
William F. Hamilton, Ph.D. (4).....................      104,215            *
Douglas J. MacMaster, Jr. (4)......................       84,966            *
Lowell E. Sears (4)(10)............................       62,622            *
David A. Zopf, M.D. (4)............................       66,007            *
Jerry A. Weisbach, Ph.D. (4)(11)...................       54,216            *
All current directors and executive officers as
      a group (10 persons) (4).....................    3,380,406          22.5%

-----------------------
* Less than one percent.

(1) According to a Schedule 13G filed January 30, 2001, Kopp Investment Advisors, Inc. (KIA) is an investment adviser registered under the Investment Advisers Act of 1940. It is wholly owned by Kopp Holding Company
     (KHC), which is wholly owned by Mr. Leroy C. Kopp. Kopp Emerging Growth Fund (KEGF) is a registered investment company that has an investment advisor agreement with KIA. KIA reported sole voting power over 854,500 shares, sole dispositive power over 712,000 shares and shared dispositive power over 1,384,350 shares. KHC reported beneficial ownership of 2,096,350 shares. Mr. Kopp reported beneficial ownership of 2,161,350 shares of which Mr. Kopp reported sole voting power over 65,000 shares and sole dispositive power over 65,000 shares. KEGF reported beneficial ownership of 750,000 shares. Of the shares beneficially owned by KIA, KHC, and Mr. Kopp, 2,084,350 are held in a fiduciary or representative capacity.
(2) In a Schedule 13G filed February 13, 2001, Mr. Feinberg reported that these shares of common stock are held directly and indirectly by Oracle Partners, L.P. ("Oracle Partners") (511,600 shares), Oracle Institutional Partners, L.P. ("Oracle Institutional") (113,600 shares), Oracle Associates, LLC ("Oracle Associates") (625,200 shares), Oracle Investment Management, Inc. (the "Investment Manager") (223,700 shares), and Mr. Feinberg (27,500 shares). Oracle Investment Management, Inc. serves as investment manager to and has investment discretion over the securities held by several entities. Oracle Associates serves as the general partner of Oracle Partners and Oracle Institutional. Mr. Feinberg is senior managing member of Oracle Associates and the sole shareholder and president of the Investment Manager.
(3) According to a Schedule 13G filed February 5, 2001, Emerald Advisors, Inc. owns and has sole dispositive power for 697,439 shares of common stock. Of these, Emerald Advisors has sole voting power for 545,294 shares.
(4) Includes the following shares of common stock issuable under stock options that are exercisable within 60 days of April 23, 2001: Rosenwald - 21,313 shares; Rachesky - 5,918 shares; Roth - 293,333 shares; Neff - 385,000 shares; McGuire - 65,875 shares; Hamilton - 64,131 shares; MacMaster - 49,132 shares; Sears - 41,298 shares; Zopf - 65,240 shares; Weisbach - 49,132 shares; and all directors and executive officers as a group - 1,040,372 shares.
(5)  Includes (i) 75,624 shares of common stock owned by Dr. Rosenwald's wife;
     (ii) 30,250 shares of common stock held by Dr. Rosenwald's wife as custodian for Dr. Rosenwald's children; (iii) 357,694 shares of common stock held by The Aries Master Fund; (iv) 167,133 shares of common stock held by the Aries Domestic Fund, L.P.; (v) 37,942 shares of common stock held by the Aries Domestic Fund II, L.P.; and (vi) 32,000 shares of common stock held by The Rosenwald Foundation, Inc. Paramount Capital Asset Management, Inc., of which Dr. Rosenwald is the sole shareholder, serves as the investment manager to The Aries Master Fund and also is the General Partner of the Aries Domestic Fund, and the Aries Domestic Fund II. Dr. Rosenwald disclaims beneficial ownership of the shares held by The Aries Master Fund, the Aries Domestic Fund, and the Aries Domestic Fund II, except to the extent of his pecuniary interest in the funds. Dr. Rosenwald may be deemed to have voting and investment control with respect to the shares held by The Aries Master Fund, the Aries Domestic Fund, and the Aries Domestic Fund II. In addition, Dr. Rosenwald disclaims beneficial ownership of the shares held by The Rosenwald Foundation. Dr. Rosenwald may be deemed to share voting and investment power with respect to the shares held by The Rosenwald Foundation.
(6) Includes (i) 210,526 shares of common stock held by MHR Capital Partners LP, (ii) 502,759 shares of common stock held by MRL Partners LP, and (iii) 42,105 shares of common stock held by OTT LLC. Dr. Rachesky is the managing member of MHR Advisors LLC, which is the General Partner of MHR Capital Partners and MRL Partners. Dr. Rachesky is the managing member of OTT LLC. Dr. Rachesky may be deemed to have voting and investment control over the shares held by MHR Capital Partners, MRL Partners, and OTT LLC. Dr. Rachesky disclaims beneficial ownership of the shares held by MHR Capital Partners, MRL Partners, and OTT LLC, except to the extent of his pecuniary interest in the funds.
(7) Includes 100,000 shares of common stock owned by Dr. Roth's wife and 15,758 shares of common stock owned by Dr. Roth's daughter. Dr. Roth disclaims beneficial ownership of the shares held by his wife and daughter.
(8) Includes 1,000 shares of common stock owned by Mr. Neff's wife. Mr. Neff disclaims beneficial ownership of the shares held by his wife.
(9) Includes 20,000 shares of common stock held by Dr. McGuire's wife. Dr. McGuire disclaims beneficial ownership of the shares held by his wife.
(10) Includes 21,324 shares of common stock owned by the Sears Family Living Trust, of which Mr. Sears is trustee.
(11) Includes 3,000 shares of common stock held by Dr. Weisbach's children as custodian for his grandchildren. Dr. Weisbach disclaims beneficial ownership of the shares held by his children.

                 Certain Relationships and Related Transaction

         On November 13, 2000, we amended the Amended and Restated Rights Agreement between Neose and American Stock Transfer & Trust Company, as Rights Agent. The amendment permits Kopp Investment Advisors to increase its percentage of beneficial ownership in Neose to more than 15%, but less than 20%, without being deemed an "Acquiring Person" under the Amended and Restated Rights Agreement. We understand that Kopp Investment Advisors purchases and holds these shares in the ordinary course of business solely for investment purposes and not for the purpose, or with the effect, of changing or influencing the control of Neose.

         Proposal 2 -- Amendment to our Amended and Restated 1995 Stock
                           Option/Stock Issuance Plan

Proposed Amendment

         At the Annual Meeting, a proposal will be presented to the stockholders to approve and adopt an amendment to our Amended and Restated 1995 Stock Option/Stock Issuance Plan to increase by 700,000 shares the number of shares of common stock authorized under the stock option plan. Of the 3,271,664 shares currently authorized under the stock option plan, 510,831 shares have been issued pursuant to option exercises and, therefore, are no longer available for grant. Of the remaining 2,760,833 shares available for grant under the stock option plan as of April 23, 2001, options to purchase 2,501,741 shares of common stock were outstanding, and options to purchase 259,092 shares remained available for future grants.

         In March 2001, the Board adopted the amendment, subject to approval by our stockholders. We believe that our ability to grant options under the stock option plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees and directors with the financial interests of our stockholders. In addition, we believe that the stock option plan helps us to attract, retain, and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. An increase in the number of shares available for issuance under the stock option plan is necessary to meet the above objectives. The Board of Directors believes that approval of Proposal 2 is in the best interests of Neose and its stockholders.

         The material features of the stock option plan are described below. Approval of the proposal to amend the Amended and Restated 1995 Stock Option/Stock Issuance Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting.

         The Board of Directors recommends a vote "FOR" the proposal to amend the stock option plan.

Description of the Stock Option Plan

         We adopted the stock option plan in 1995, and most recently amended the stock option plan on June 26, 2000. The stock option plan, which designates our Compensation Committee as the plan administrator, incorporates our two predecessor stock option plans, the 1991 Stock Option Plan and the 1992 Stock Option Plan. The stock option plan is divided into four separate components:

         o The Discretionary Option Grant Program, under which employees, non-employee directors (other than the members of the Compensation Committee), and consultants may be granted options to purchase shares of common stock;
         o The Stock Issuance Program, under which employees, non-employee directors (other than the members of the Compensation Committee), and consultants may be issued shares of common stock either through the purchase of shares or as a bonus tied to the performance of services;
         o The Automatic Option Grant Program, under which option grants will automatically be made annually to eligible non-employee directors to purchase shares of common stock; and
         o The Director Fee Option Grant Program, under which non-employee directors may elect to apply all, or part, of their annual retainer fees otherwise payable in cash to the acquisition of a special option grant.

         As of April 23, 2001, options to purchase 2,501,741 shares of common stock were outstanding under the stock option plan, and options to purchase 259,092 shares remained available for future grants. Shares of common stock issued or currently issuable under the stock option plan are covered by registration statements on Form S-8, which were filed with the Securities and Exchange Commission on February 15, 1996, September 10, 1997, October 13, 1999, and October 11, 2000.

     Eligibility

         All employees, non-employee directors, and consultants are eligible to receive grants under the stock option plan. Non-employee directors are eligible to receive grants pursuant to the Automatic Option Grant Program and the Director Fee Option Grant Program, and non-employee directors who do not serve on the Compensation Committee are eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. As of April 23, 2001, there were approximately 101 employees and 6 non-employee directors eligible to participate in the stock option plan. No person may be granted, in any given year, more than 50% of the total number of shares for which stock options, stock appreciation rights, and direct stock issuances may be granted over the term of the stock option plan.

     Discretionary Option Grant Program

         Under the Discretionary Option Grant Program, the Compensation Committee has complete discretion to determine:

     o Which eligible individuals are to receive option grants or stock appreciation rights;
     o    The time or times when option grants are to be made;
     o The number of shares subject to, and the vesting schedule for, each option grant;
     o The designation of each stock option as either an incentive or a non-qualified stock option;
     o The maximum term for which each option grant is to remain outstanding, which term, for an incentive stock option, may not exceed ten years, and for a stock option granted to a person who owns more than 10% of the voting power of Neose may not exceed five years; and
     o The option exercise price, which for a non-qualified stock option may not be less than 85% of the fair market value of the stock on the date of grant. The exercise price of an incentive stock option must have an exercise price of at least 100% of the fair market value on the date of grant, provided that the recipient of the option grant does not own more than 10% of the voting power of Neose. If the recipient of an incentive stock option owns more than 10% of the voting power of Neose, the exercise price must be at least 110% of the fair market value on the date of grant. The Internal Revenue Code allows an optionee to receive incentive stock options only to the extent that the aggregate amount of incentive stock options exercisable for the first time by an optionee during any calendar year does not exceed $100,000. Any stock option that is granted to an optionee who fails to meet the criteria for an incentive stock option must be granted as a non-qualified stock option.

         The fair market value of the common stock is the closing sale price per share on the grant date as such price is reported on The Nasdaq Stock Market. If there is no reported closing sale price on such date, the fair market value is the closing sale price on the last preceding date for which a quotation exists. The closing sale price per share of common stock on April 23, 2001 was $24.99.

         The Compensation Committee also has the authority to cancel outstanding options under the Discretionary Option Grant Program (including options incorporated from our two predecessor stock option plans) in return for the grant of new options for the same or different number of option shares, with an exercise price per share based upon the fair market value of the common stock on the new grant date.

         Stock appreciation rights may be issued under the Discretionary Option Grant Program. These stock appreciation rights will allow the holders to surrender their outstanding options for an appreciation distribution from Neose equal to the fair market value of the vested shares of common stock subject to the surrendered option less the aggregate exercise price payable for such shares. The appreciation distribution may be made in cash or in shares of common stock.

     Stock Issuance Program

         Under the Stock Issuance Program, the Compensation Committee has complete discretion to determine:

     o   Which eligible individuals are to receive stock issuances;
     o   The time or times when stock issuances are to be made; and
     o The number of shares subject to, and the vesting schedule for, each stock issuance.

         The Compensation Committee may issue shares of common stock for cash, a promissory note, or past services rendered. The consideration must be equal in value to at least 85% of the fair market value of the common stock issued. The issued shares may be fully and immediately vested, vest in one or more installments over a period of service, or vest upon the attainment of certain performance milestones determined by the Compensation Committee.

     Automatic Option Grant Program

         Under the Automatic Option Grant Program, each non-employee director, on the date first elected or appointed to the Board of Directors, will automatically be granted an option to purchase 16,666 shares of common stock, provided such individual has not been previously employed by us. In addition, upon each annual re-election to the Board, each non-employee director with at least six months of Board service will automatically be granted an option to purchase 10,000 shares of common stock.

         All grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of such programs. Accordingly, the Compensation Committee does not exercise any administrative discretion with respect to these automatic options. Each automatic option has a term of ten years, subject to earlier termination following the director's cessation of service on the Board. Each automatic option is immediately exercisable. Any shares purchased upon exercise of the option, however, are subject to repurchase if the director's service as a non-employee director ceases prior to vesting of the shares. The initial automatic option grant to purchase 16,666 shares will vest in successive equal, annual installments over the director's initial four-year period of Board service. Each additional automatic option grant vests upon the director's completion of one year of service on the Board of Directors, as measured from the grant date. In addition, each outstanding option will vest immediately upon certain changes in the ownership or control of Neose.

     Director Fee Option Grant Program

         Under the Director Fee Option Grant Program, each non-employee director may elect to apply all, or part, of his or her annual retainer fee otherwise payable in cash to the acquisition of a special option grant under the Director Fee Option Grant Program. Elections to acquire an option grant in lieu of annual retainer fees must be filed with us prior to the start of the calendar year of participation. If an election is filed, the option grant is automatically made on the first trading day in January, and has an exercise price per share equal to one-third of the fair market value of the common stock on the grant date. The number of option shares is determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the portion of the retainer fee subject to the director's election.

         All grants under the Director Fee Option Grant Program will be made in strict compliance with the provisions of such programs. Accordingly, the Compensation Committee does not exercise any administrative discretion with respect to these options. The option becomes exercisable in a series of twelve successive equal, monthly installments upon the director's completion of each month of Board service during the calendar year for which the option grant is made. The option remains exercisable for such shares until the earlier of the expiration of the ten-year option term or the end of the three-year period measured from the date of the director's cessation of Board service. In addition, upon certain changes in the ownership or control of Neose, each outstanding option will immediately vest in full.

     Corporate Transactions

         If we are a party to certain corporate transactions (as defined in the stock option plan), including certain mergers or asset sales, each outstanding option and unvested stock issuance will, under certain circumstances, automatically vest in full. Options and stock issuances that do not vest in full at the time of the acquisition will vest in full if the individual's service is terminated, whether involuntarily or through a resignation for good reason, within 18 months following the acquisition. The Compensation Committee may also accelerate the vesting of options and unvested stock issuances upon a change in control (as defined in the stock option plan) of Neose or the termination of the individual's service, whether involuntarily or through a resignation for good reason, within a specified period following the change in control. Options currently outstanding under our predecessor stock option plans contain different provisions for acceleration of vesting in connection with an acquisition of Neose. Options outstanding under the 1992 Stock Option Plan may, under certain circumstances, vest in full upon a change in control. Options outstanding under the 1991 Stock Option Plan do not contain any acceleration of vesting provisions in connection with a change in control. The Compensation Committee has the discretion, however, to extend the acceleration of vesting provisions of the stock option plan to outstanding options under our predecessor stock option plans.

     Amendment and Termination of the Stock Option Plan

         The Board has complete and exclusive power and authority to amend or modify the stock option plan in any, or all, respects. No amendment, however, may adversely affect the rights and obligations of options outstanding at the time under the stock option plan. In addition, no amendment may adversely affect the rights of any optionee with respect to common stock issued under the stock option plan prior to such action, unless the optionee consents to such action. In addition, the Board may not, without stockholder approval, amend the stock option plan to:

     o Increase the maximum number of shares issuable under the stock option plan, or the maximum amount of shares for which any one individual participating in the stock option plan may be granted stock options, stock appreciation rights, and direct stock issuances for any given year;
     o   Materially modify the eligibility requirements for participation; or
     o   Otherwise materially increase the benefits accruing to participants.

         The stock option plan will terminate on the earlier of February 28, 2005 or the date on which all shares available for issuance under the stock option plan have been issued.

Federal income tax consequences of the stock option plan

         The following discussion summarizes the principal federal income tax consequences of the stock option plan based on the Internal Revenue Code and its regulations, and administrative and judicial interpretations. The summary does not address any foreign, state, or local tax consequences of participation in the stock option plan.

     Non-Qualified Stock Options

         There generally are no federal income tax consequences to an optionee or to Neose upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an optionee will recognize ordinary compensation income in an amount equal to the fair market value of the shares at the time of exercise less the exercise price of the non-qualified stock option. We generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of common stock that were acquired by the exercise of a non-qualified stock option, an optionee will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the optionee's adjusted tax basis in the shares of common stock. The optionee's adjusted tax basis in the shares of common stock is equal to the exercise price plus the amount of ordinary income recognized by the optionee at the time of exercise of the non-qualified stock option. The tax rate for the capital gain will depend on the length of time the shares were held by the optionee and other factors.

     Incentive Stock Options

         A recipient of an incentive stock option will not recognize taxable income, for purposes of the regular income tax, upon either the grant or exercise of the incentive stock option. Under the regulations of the Internal Revenue Code governing the alternative minimum tax, however, the exercise of an incentive stock option generally increases the recipient's alternative minimum taxable income in the year in which an incentive stock option is exercised. The amount of the increase is equal to the fair market value of the shares of common stock acquired upon exercise less the stock option exercise price. Upon a qualifying disposition of shares acquired upon exercise of an incentive stock option, an optionee will recognize long-term capital gain or loss, and we will not be entitled to a corresponding federal income tax deduction. For these purposes, a qualifying disposition is defined as a disposition of shares at least two years after the incentive stock option was granted and at least one year after exercise of the incentive stock option. As a general rule, if an optionee disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements, the gain recognized on such a disposition will be taxed to the optionee as ordinary income, and we generally will be entitled to a corresponding federal income tax deduction. The amount of ordinary income is the difference between the fair market value of the shares on the date of exercise and the option exercise price. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares prior to the disposition.

     Stock Appreciation Rights

         An optionee will not recognize any income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the optionee will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of common stock received upon such exercise, and we generally will be entitled to a corresponding federal income tax deduction. When an optionee sells shares acquired upon the exercise of a stock appreciation right, the optionee will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized at the time of exercise of the stock appreciation right.

     Stock Issuances

         A recipient generally will recognize taxable income upon the grant of a stock issuance if:

         o  The shares are not subject to a substantial risk of forfeiture; and
         o There are no restrictions on the transferability of the shares at the time of grant.

         A recipient of a grant of restricted stock (a stock issuance not meeting either of the above criteria) normally will not recognize taxable income upon the grant, and we will not be entitled to a corresponding federal income tax deduction. When the shares either are transferable or are no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation income, and we generally will be entitled to a corresponding federal income tax deduction. The amount of the ordinary compensation income will be equal to the difference between the fair market value of the common stock at that time and any amount paid for the shares. A recipient may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded, and we generally will be entitled to a corresponding federal income tax deduction. The amount of ordinary compensation income will be equal to the difference between the fair market value of the common stock at that time and any amount paid for the shares.

     Payment of Withholding Taxes

         Our obligation to deliver shares of common stock upon the exercise of any stock option or upon the issuance of any shares is subject to the satisfaction of all applicable income and employment tax withholding requirements. In some circumstances, we permit an optionee to remit directly to the appropriate taxing authority the amount of the optionee's withholding tax obligations.

Plan benefits

         Option grants to our current executive officers and directors to purchase the following number of shares of common stock have been made under the stock option plan (including our two predecessor stock option plans) from adoption of the 1991 Stock Option Plan through April 23, 2001: Stephen A. Roth--418,333; P. Sherrill Neff--510,000; Edward J. McGuire--122,500; Eric L. Sichel--125,000; David A. Zopf--115,832; current executive officers as a group--1,291,665; current non-employee directors as a group--305,543; and all other employees and consultants as a group--1,709,534.

         The benefits and amounts that may be received in the future by persons eligible to participate in the stock option plan are not currently determinable, except as to those future automatic grants to be awarded to non-employee directors under the Automatic Option Grant Program.

                    Independent Certified Public Accountants

         Arthur Andersen LLP has served as our independent certified public accountants since 1994. Arthur Andersen LLP has been selected to continue as our independent certified public accountants for the current year. A representative of the firm is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The following additional information is provided as required by the Securities and Exchange Commission.

     o Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered to the Company for the 2000 audit and for review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for 2000 totaled approximately $41,000.
     o Financial Information Systems Design and Implementation Fees. The Company did not engage Arthur Andersen LLP during 2000 to provide professional services with respect to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.
     o All Other Fees. The aggregate fees billed by Arthur Andersen LLP for all other services rendered during 2000, including tax related services, totaled approximately $71,000.

         The Audit Committee has considered whether the provision by Arthur Andersen LLP of professional services not related to the audit of the financial statements referred to above and not related to the reviews of the interim financial statements referred to above is compatible with maintaining the independence of Arthur Andersen LLP, and has determined it to be so.

              Requirements for Advance Notification of Nominations
                            and Stockholder Proposals

     Advance Notice Requirements for the next year's Annual Meeting

         Under Section 11 of Article II of our By-Laws, you may nominate a person for election as a director or propose business to be considered at the next year's Annual Meeting if you:

     o Are a holder of record at the time of giving the notice described below;
     o   Are entitled to vote at the Annual Meeting; and

     o Deliver a written notice of intent to make a nomination or proposal to our Corporate Secretary at our offices. You must deliver the written notice of intent, which must contain the relevant information described below, between December 1, 2001 and December 31, 2001. If the date of next year's Annual Meeting is earlier than March 31, 2002 or later than June 29, 2002, however, your written notice of intent must be delivered between the 90th day before next year's Annual Meeting and the later of:

         o    The 60th day before next year's Annual Meeting; or
         o The 10th day after our first public announcement of next year's Annual Meeting date.

         If the Board of Directors decides to propose, for next year's Annual Meeting, an increase in the number of directors, the advance notice requirements will differ from those described above if we fail to make a timely public announcement of the proposal. Our public announcement must be made as described in our By-Laws, and must either name all of the nominees for director or specify the new size of the Board of Directors. To be considered timely, our first public announcement of such a proposal must be made:

     o By April 11, 2002, if the date of next year's Annual Meeting is between March 31, 2002 and June 29, 2002; or
     o By 70 days before next year's Annual Meeting, if the date of next year's Annual Meeting is earlier than March 31, 2002 or later than June 29, 2002.

         If we fail to meet the applicable deadline for making a timely public announcement, and you would like to nominate individuals for the new position(s) created by the increase, you must deliver your written notice of intent by no later than the 10th day after our first public announcement. Your written notice of intent may nominate individuals only for new position(s) created by the increase, and must contain the information described below.

     Requirements for a Written Notice of Intent

         Your written notice of intent to make a nomination or proposal must contain your name, address, and the number of each class of our shares you own beneficially and of record. If you are delivering the written notice of intent on behalf of a beneficial owner of our shares, the written notice of intent also must contain the beneficial owner's name, address, and the number of each class of our shares held beneficially and of record. Your written notice of intent also must include:

     o As to each person you propose to nominate for election or re-election as a director, the nominee's written consent to be named in the proxy statement as a nominee and to serve as a director if elected.

     o   As to any other business you propose to bring before the meeting:

          -  A brief description of the business;
          -  The reasons for conducting the business at the meeting; and
          - Your material interest in the business, or the material interest in the business of the beneficial owner, if any, on whose behalf the proposal is made.

     Other Requirements

         You also must comply with all applicable requirements of the Securities Exchange Act of 1934 for nominations of directors and proposals of business to be conducted at stockholder meetings. If you have not complied with the procedures described above, the chairman of a meeting may refuse to acknowledge your nomination or proposal. These procedures will not be deemed to affect any of your rights under Rule 14a-8 under the Securities Exchange Act of 1934 to request inclusion of proposals in our proxy statements.

                                    EXHIBIT A

                      CHARTER OF THE AUDIT COMMITTEE OF THE
                 BOARD OF DIRECTORS OF NEOSE TECHNOLOGIES, INC.

The Audit Committee of the Company's Board of Directors shall be composed of three or more directors who are "independent" as such term is defined in applicable regulations of the NASD, and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Each of the members of the Audit Committee shall be a person who through prior experience is financially sophisticated and familiar with financial oversight responsibilities. The independent auditors of the Company's financial statements shall be accountable to the Audit Committee and to the Board of Directors of the Company. In carrying out these responsibilities, the Audit Committee will:

   o   Meet not fewer than four times per year.
   o Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries and, when appropriate, recommend the replacement of the Company's auditors.
   o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at its conclusion to review such audit, including any comments or recommendations of the independent auditors. Any changes in accounting principles shall be reviewed.
   o Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.
   o Provide sufficient opportunity for independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
   o Oversee the independence of the independent auditors through appropriate means including obtaining a written statement delineating all relationships between the independent auditors and the Company and determining whether and to what extent the objectivity and independence of the auditors may be impacted by all relationships and services.
   o Discuss with the independent auditors their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company, particularly about the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates.
   o Establish and review adherence to the Company's cash management and investment policies.
   o Provide the report for the Company's annual proxy statement required by regulations of the Securities and Exchange Commission respecting activities of the Committee and state whether the Committee recommends inclusion of the Company's audited financial statements in the annual report to be filed with the Commission.
   o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other consultants for this purpose if, in its judgment, that is appropriate.
   o Submit the minutes of all meetings of the Audit Committee to discuss the material matters discussed at each committee meeting with the Board of Directors.

                            Neose Technologies, Inc.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 20, 2001
       (This Proxy is solicited by the Board of Directors of the Company)


     The undersigned stockholder of Neose Technologies, Inc. hereby appoints Stephen A. Roth, Chairman and Chief Executive Officer, and P. Sherrill Neff, President, Chief Operating Officer, and Chief Financial Officer, and each of them, with full power of substitution, proxies to vote the shares of stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders of Neose Technologies, Inc. to be held at the Company's headquarters at 102 Witmer Road, Horsham, PA 19044, on June 20, 2001, at
1:00 P.M. (Eastern Daylight Time), or any adjournment thereof.

                  (Continued and to be signed on Reverse Side)

                        Please date, sign and mail your
                      proxy card back as soon as possible:

                         Annual Meeting of Stockholders
                            NEOSE TECHNOLOGIES, INC.

                                  June 20, 2001

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A  [X]  Please mark your
        votes as in this
        example.

1. ELECTION       FOR all nominees          WITHHOLD
   OF             at right (except as       AUTHORITY
   DIRECTORS      marked to the             to vote for all
                  contrary below)           nominees at right
                       |_|                       |_|

INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list at right.

                                           NOMINEES:  Stephen A. Roth
                                                      P. Sherrill Neff
                                                      William F. Hamilton
                                                      Douglas J. MacMaster, Jr.
                                                      Mark H. Rachesky
                                                      Lindsay A. Rosenwald
                                                      Lowell E. Sears
                                                      Jerry A. Weisbach

                                                  FOR      AGAINST     ABSTAIN
                                                  |_|       |_|          | |

2. PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT
   TO THE NEOSE TECHNOLOGIES, INC. AMENDED
   AND RESTATED 1995 STOCK OPTIONS/STOCK
   ISSUANCE PLAN (the "Amended Plan") to
   increase by 700,000 shares the number of shares authorized for issuance under the Amended Plan.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.

Signature____________________________________         Dated:____________________


_____________________________________________         Dated:____________________
          SIGNATURE: IF HELD JOINTLY

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.